STOCK OPTION

CANCELLATION AGREEMENT

KonaTel, Inc.

1910 Minno Drive, Suite 210

Johnstown, Pennsylvania 15905

Re:

Stock Option Cancelation Agreement pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among Dala Petroleum Corp., a Delaware corporation (“Parent”), Mark Savage, Parent’s President, a director and a beneficial shareholder (“Mr. Savage”), Matthew Atkinson, Parent’s Secretary and a beneficial shareholder (“Mr. Atkinson”), and Dala Subsidiary Corp., a Nevada corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”); and KonaTel, Inc., a Nevada corporation (“Company”), and D. Sean McEwen, Company’s Chairman and sole shareholder (“Company Shareholder”)

Gentlemen:

In consideration of the completion and closing of the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby cancels that certain Stock Option Agreement by and between the undersigned and the Company dated July 1, 2016, together with the option to purchase 2,000 shares of Company common stock at $500 per share, which, among other things, is the subject of such Stock Option Agreement.

Dated: December 18, 2017.

/s/ Charles L. Schneider, Jr.

Charles L. Schneider, Jr.